Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Abdo H. Khoury
Chief Financial and Portfolio Officer
(949) 718-4400

NHP REPORTS THIRD QUARTER 2007 REVENUE AND

FFO GROWTH AND ENHANCED DISCLOSURE INFORMATION

(NEWPORT BEACH, California, November 6, 2007)… Nationwide Health Properties, Inc. (NYSE:NHP) today announced its third quarter and nine months 2007 operating results and investment activity.

“The third quarter was a good one for NHP with revenues up 28% and normalized FFO per share up 8%,” commented Douglas M. Pasquale, NHP’s President and Chief Executive Officer. “During the quarter we closed $150 million of accretive investments, bringing our total for 2007 to $685 million. With over $300 million of investments expected to close in the fourth quarter, 2007 should make for another $1 billion investment year. We also greatly enhanced our supplemental disclosure package that is distributed on request and is available on our website,” Mr. Pasquale added.

2007 THIRD QUARTER RESULTS

The following table presents selected financial results for the third quarter of 2007 as compared to the third quarter of 2006:

SELECTED FINANCIAL RESULTS

($ in thousands, except per share amounts)

Three Months Ended September 30,

Item	2007	2006	Change
Revenues	$87,030	$67,781	$19,249	28.4%
Income from Continuing Operations	$57,752	$17,487	$40,265	230.3%
Net Income	$57,742	$31,719	$26,023	82.0%
Diluted Income from Continuing Operations Available to Common Stockholders Per Share	$0.58	$0.17	$0.41	241.2%
Diluted Income from Continuing Operations Excluding Gains on Sale Per Share	$0.28	$0.17	$0.11	64.7%
Diluted Income Available to Common Stockholders Per Share	$0.58	$0.34	$0.24	70.6%
Diluted FFO	$52,926	$42,627	$10,299	24.2%
Diluted FFO Per Share	$0.55	$0.49	$0.06	12.2%
Normalized Diluted FFO	$50,961	$42,627	$8,334	19.6%
Normalized Diluted FFO Per Share	$0.53	$0.49	$0.04	8.2%

Nine Months Ended September 30,
Revenues	$243,735	$180,101	$63,634	35.3%
Income from Continuing Operations	$105,640	$48,008	$57,632	120.0%
Net Income	$171,222	$82,821	$88,401	106.7%
Diluted Income from Continuing Operations Available to Common Stockholders Per Share	$1.04	$0.49	$0.55	112.2%
Diluted Income from Continuing Operations Excluding Gains on Sale Per Share	$0.71	$0.49	$0.22	44.9%
Diluted Income Available to Common Stockholders Per Share	$1.77	$0.95	$0.82	86.3%
Diluted FFO	$148,212	$115,997	$32,215	27.8%
Diluted FFO Per Share	$1.56	$1.45	$0.11	7.6%
Normalized Diluted FFO	$146,247	$116,080	$30,167	26.0%
Normalized Diluted FFO Per Share	$1.54	$1.45	$0.09	6.2%

Funds From Operations (FFO)

FFO is a non-GAAP measure that NHP believes is important to an understanding of its operations. A reconciliation between net income, the most directly comparable GAAP financial measure, and FFO is included in the accompanying financial data. We believe FFO is an important supplemental measure of operating performance because it excludes the effects of depreciation and gains (losses) from sales of facilities (both of which are based on historical costs and which may be of limited relevance in evaluating current performance).

The normalized FFO amounts above exclude approximately $2 million of previously reserved rent, interest and late charges (representing the entire amount due from the tenant) recognized when paid during the third quarter of 2007 on a portfolio of four assets, three of which were transferred to a new operator and included in a master lease. These results include gains on the sale of certain assets shown in the accompanying income statement that caused the income from continuing operations and net income results in 2007 to be significantly higher than in 2006. Income from continuing operations does not include the gains on sale or the operations of facilities sold that qualified as discontinued operations for any period presented in the accompanying income statement, however it does include the gains on sale and historical operations of facilities we sold to our unconsolidated joint venture.

NEW INVESTMENTS

The following tables summarize our third quarter and year-to-date investment activity:

THIRD QUARTER 2007 CLOSED INVESTMENTS

Type	Amount (millions)	Unit Price (thousands)	Cap Rate	Initial Yield	CPI Ups	DARM Cover
Senior Housing	$36	$94	8.7%	8.6%	2.8%	1.3	x
Long-Term Care	$58	$57	16.7%	8.7%	2.2%	2.4	x
Medical Office	$56	$179/sf	7.1%	7.1%
Total	$150
2007 CLOSED INVESTMENTS
Type	Amount (millions)	Unit Price (thousands)	Cap Rate	Initial Yield	CPI Ups	DARM Cover
Senior Housing	$236	$95	8.7%	8.3%	2.8%	1.3	x
CCRC	$39	$74	11.1%	8.8%	2.5%	1.6	x
Long-Term Care	$284	$81	11.5%	8.5%	2.2%	1.9	x
Medical Office	$79	$174/sf	7.2%	7.2%
Subtotal	$638
Loans	$47			11.0%
Total	$685

Included in these numbers are third party investments financed through our unconsolidated joint venture which are broken out in the supplemental information package (which exclude the twelve facilities acquired by the joint venture from us for $143 million during 2007). Approximately 75% of the acquired loans mature in 2007 and 2008.

2007 FINANCING TRANSACTIONS

During the first nine months of 2007, we issued approximately 5.3 million shares through our controlled equity offering program at an average price of $31.44 per share resulting in net proceeds of approximately $164 million.

On October 1, 2007, we redeemed all 900,485 shares of our Series A Cumulative Preferred Step-Up REIT Securities at their $100 per share redemption value for a total of $90,048,500. The final dividend on these shares was paid concurrently.

On October 19, 2007, we issued $300 million of 6.25% senior unsecured notes maturing on February 1, 2013, resulting in net proceeds of approximately $297 million after deducting expected underwriting discounts and other expenses. During the months of August and September, we hedged the treasury rate on $250 million of the offering resulting in a cash payment to us of $1.6 million that will reduce our interest expense over the life of the notes.

2007 GUIDANCE

We are increasing our full-year 2007 guidance range for FFO before impairments, acquisitions and capital transactions and are changing the range from between $2.03 and $2.07 per share to between $2.07 and $2.09 per share, inclusive of the $0.02 per share of non-recurring FFO from the collection of previously reserved rent, interest and late fees noted above. Accordingly, our normalized FFO guidance range will be from between $2.05 to $2.07 per share. A reconciliation between net income per share, FFO per share and normalized FFO per share for the guidance range is included in the accompanying financial data.

Although we expect to continue making accretive acquisitions in 2007 and have over $300 million of investments in the fourth quarter closing queue, this guidance incorporates no results from acquisitions other than those included in the closed investments tables above, nor does it incorporate the impact of any future impairments that might arise. Our guidance does include the effects of the Series A Preferred Stock redemption and the $300 million senior unsecured notes issuance, discussed above, however it excludes any other future capital transactions. This guidance assumes asset sales, mortgage loan receivable prepayments and other expected dispositions during 2007 as described in the supplemental information package available on our website.

CONFERENCE CALL INFORMATION

The Company has scheduled a conference call and webcast on Wednesday, November 7, 2007 at 8:30 a.m. Pacific time in order to present the Company’s performance and operating results for the quarter ended September 30, 2007. The conference call is accessible by dialing (877) 356-5705 and referencing conference ID number 20484508 or by logging on to our website at www.nhp-reit.com. The earnings release and any additional financial information that may be discussed on the conference call will also be available at the same location on our website. A digitized replay of the conference call will be available from 10:00 a.m. Pacific time that day until 9:00 p.m.

Pacific time on Thursday, November 22, 2007. Callers can access the replay by dialing (800) 642-1687 or (706) 645-9291 and entering conference ID number 20484508. Webcast replays will also be available on our website for at least 12 months following the conference call. The Company’s supplemental information package for the third quarter and nine months ended September 30, 2007 will be available on our website, free of charge, at www.nhp-reit.com by selecting financial information followed by analyst information and will also be included in our 8-K filed November 6, 2007 with the SEC containing this release.

Nationwide Health Properties, Inc. is a real estate investment trust that invests in senior housing facilities, long-term care facilities and medical office buildings. The Company has investments in 547 facilities in 43 states. For more information on Nationwide Health Properties, Inc., visit our website at www.nhp-reit.com.

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Certain information contained in this news release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. All forward-looking statements included in this news release are based on information available to us on the date hereof. These statements speak only as of the date hereof, and we assume no obligation to update such forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include (without limitation) the following: deterioration in the operating results or financial condition, including bankruptcies, of our tenants; non-payment or late payment of rent by our tenants; our reliance on two operators for a significant percentage of our revenues; occupancy levels at certain facilities; our level of indebtedness; changes in the ratings of our debt securities; access to the capital markets and the cost of capital; government regulations, including changes in the reimbursement levels under the Medicare and Medicaid programs; the general distress of the healthcare industry; increasing competition in our business sector; the effect of economic and market conditions and changes in interest rates; the amount and yield of any additional investments; our ability to meet acquisition goals; the ability of our operators to repay deferred rent or loans in future periods; the ability of our operators to obtain and maintain adequate liability and other insurance; our ability to attract new operators for certain facilities; our ability to sell certain facilities for their book value; our ability to retain key personnel; potential liability under environmental laws; the possibility that we could be required to repurchase some of our medium-term notes; the rights and influence of holders of our outstanding preferred stock; changes in or inadvertent violations of tax laws and regulations and other factors that can affect real estate investment trusts and our status as a real estate investment trust; and the risk factors described in our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q filed with the SEC.

Consolidated Balance Sheets

In thousands

	September 30, 2007	December 31, 2006
Assets
Real estate related investments:
Land	$296,011	$267,303
Buildings and improvements	2,822,405	2,581,484

	3,118,416	2,848,787
Less accumulated depreciation	(416,425)	(372,201)

Net real estate	2,701,991	2,476,586
Mortgage loans receivable, net	130,558	106,929
Investment in unconsolidated joint venture	34,278	—

Net real estate related investments	2,866,827	2,583,515
Cash and cash equivalents	14,953	14,695
Receivables, net	4,092	7,787
Assets held for sale	—	9,484
Other assets	103,778	89,333

Total assets	$2,989,650	$2,704,814

Liabilities and Stockholders’ Equity
Credit facility	$216,000	$139,000
Senior notes due 2008 - 2038	866,500	887,500
Notes and bonds payable	329,636	355,411
Accounts payable and accrued liabilities	99,620	77,829

Total liabilities	1,511,756	1,459,740
Minority interest	2,201	1,265
Stockholders’ equity:
Series A preferred stock	90,049	90,049
Series B convertible preferred stock	106,445	106,450
Common stock	9,209	8,624
Capital in excess of par value	1,481,510	1,298,703
Cumulative net income	1,235,515	1,064,293
Accumulated other comprehensive income	1,183	1,231
Cumulative dividends	(1,448,218)	(1,325,541)

Total stockholders’ equity	1,475,693	1,243,809

Total liabilities and stockholders’ equity	$2,989,650	$2,704,814

Reconciliation of Net Income to Funds From Operations (FFO)

In thousands, except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net income to FFO
Net income	$57,742	$31,719	$171,222	$82,821
Preferred stock dividends	(3,791)	(3,791)	(11,372)	(11,372)
Real estate related depreciation and amortization	25,799	21,319	72,375	55,869
Depreciation in income from unconsolidated joint venture	503	—	1,034	—
Gains on sale of facilities	(29,389)	(8,682)	(91,234)	(17,508)

FFO available to common stockholders	50,864	40,565	142,025	109,810
Series B preferred dividend add-back	2,062	2,062	6,187	6,187

Diluted FFO	52,926	42,627	148,212	115,997
Impairments	—	—	—	83
Non-recurring settlement of delinquent tenant obligations	(1,965)	—	(1,965)	—

Recurring diluted FFO	$50,961	$42,627	$146,247	$116,080

Weighted average shares outstanding for FFO
Diluted weighted average shares outstanding	96,255	82,003	90,158	75,288
Series B preferred stock add-back	—	4,689	4,704	4,686

Fully diluted weighted average shares outstanding	96,255	86,692	94,862	79,974

Diluted per share amounts:
FFO	$0.55	$0.49	$1.56	$1.45

Recurring FFO	$0.53	$0.49	$1.54	$1.45

Dividends declared per common share	$0.41	$0.39	$1.23	$1.15

Recurring FFO payout ratio	77%	80%	80%	79%

Recurring FFO Coverage	1.29	1.26	1.25	1.26

Reconciliation of 2007 Net Income Guidance to 2007 Diluted FFO Guidance

	Low	High
Net income	$2.36	$2.38
Less: preferred stock dividends	(0.06)	(0.06)
Real estate related depreciation and amortization	1.08	1.08
Less: gains on sale	(1.19)	(1.19)
Dilution from convertible preferred stock	(0.12)	(0.12)

Diluted FFO guidance	2.07	2.09
Non-recurring settlement of delinquent tenant obligations	(0.02)	(0.02)

Normalized diluted FFO guidance	$2.05	$2.07

Consolidated Statements of Operations

In thousands, except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues:
Triple net lease rent	$76,904	$61,242	$218,757	$163,333
Medical office building operating rent	3,560	2,479	9,133	6,902

	80,464	63,721	227,890	170,235
Interest and other income	6,566	4,060	15,845	9,866

	87,030	67,781	243,735	180,101
Expenses:
Interest and amortization of deferred financing costs	25,387	24,890	75,484	65,492
Depreciation and amortization	25,880	19,886	71,337	51,174
General and administrative	6,087	4,165	17,501	11,819
Medical office building operating expenses	1,897	1,513	5,103	3,895

	59,251	50,454	169,425	132,380

Income before minority interest and unconsolidated joint venture	27,779	17,327	74,310	47,721
Minority interest in net loss of consolidated joint ventures	76	160	139	287
Income from unconsolidated joint venture	547	—	1,242	—
Gain on sale of facilities to joint venture	29,350	—	29,949	—

Income from continuing operations	57,752	17,487	105,640	48,008
Discontinued operations
Gain on sale of facilities, net	39	8,682	61,285	17,508
Income (loss) from discontinued operations	(49)	5,550	4,297	17,305

	(10)	14,232	65,582	34,813

Net income	57,742	31,719	171,222	82,821
Preferred stock dividends	(3,791)	(3,791)	(11,372)	(11,372)

Income available to common stockholders	$53,951	$27,928	$159,850	$71,449

Basic earnings per share (EPS):
Income from continuing operations excluding gains	$0.27	$0.17	$0.72	$0.49
Gains in income from continuing operations	0.32	—	0.33	—

Income from continuing operations	0.59	0.17	1.05	0.49
Discontinued operations	—	0.17	0.73	0.46

Income available to common stockholders	$0.59	$0.34	$1.78	$0.95

Diluted EPS:
Income from continuing operations excluding gains	$0.28	$0.17	$0.71	$0.49
Gains in income from continuing operations	0.30	—	0.33	—

Income from continuing operations	0.58	0.17	1.04	0.49
Discontinued operations	—	0.17	0.73	0.46

Income	$0.58	$0.34	$1.77	$0.95

Weighted average shares outstanding for EPS:
Basic	91,089	81,679	89,690	74,959

Diluted	96,255	82,003	90,158	75,288

Series B Convertible Preferred Dividends in Diluted EPS	$2,062	$—	$—	$—